Exhibit 99.1

Contacts:	Christine Rogers Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	csaenz@hms.com	fmarraro@hms.com
HMS HOLDINGS CORP. ANNOUNCES Q4 AND FULL YEAR 2009 RESULTS
Fourth Quarter Revenue Increases 26.5%, EPS Increases 27%
Full Year Revenue Increases 24.3%, EPS Increases 36%
NEW YORK, N.Y., February 19, 2010 — HMS (NASDAQ: HMSY) today announced financial results for its fourth quarter and full year ended December 31, 2009.
Revenue for the fourth quarter of 2009 increased 26.5% to $66.3 million, compared with $52.4 million for the same period a year ago. Net income increased 32.1% to $9.3 million or $0.33 per diluted common share for the fourth quarter of 2009, compared to net income of $7.1 million or $0.26 per diluted common share during the fourth quarter of the prior year.
For the full year 2009, the Company reported revenue of $229.2 million, a 24.3% increase over 2008 revenue of $184.5 million. Also for the full year, the Company reported net income increased 40.6% to $30.0 million or $1.09 per diluted common share, versus net income of $21.4 million or $0.80 per diluted common share in the prior year. Earnings per diluted common share increased 27% and 36% for the fourth quarter and full year, respectively.
“HMS completed another strong quarter to close full year 2009 with record increases in revenue and earnings,” said Bill Lucia, CEO. “We expanded our product portfolio, entered new markets and completed two acquisitions to further diversify our business. The high levels of expenditure growth in Medicaid and the demand for healthcare cost containment programs continue to drive our growth.”
HMS will be hosting its fourth quarter and full year 2009 conference call and webcast with the investment community on Friday, February 19, 2010 at 9:00 am Eastern Time. To access the webcast, please copy and paste the following link into your browser: http://www.hms.com/investor_relations/investors_quarterly_results.asp. To participate in the conference call, please dial: US/Canada Dial-in: (866) 394-8630 or Int’l/Local Dial-In: (706) 758-0082 Conference ID: 51537992.
A conference call replay will be available beginning 2/19/2010 10:00 AM ET through midnight on 2/26/2010. To listen to the replay of the call, dial: US/Canada: (800) 642-1687 or Int’l/Local Dial-In: (706) 645-9291 Conference ID: 51537992 or visit our website at or visit our website at http://www.hms.com/investor_relations/investors_quarterly_results.asp
The HMS Form 10-K for the year ended December 31, 2009 will be filed and available on our website http://www.hms.com/investor_relations/investors_sec_filings.asp on or about March 1, 2010, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://www.hms.com/news/index.asp for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5986.
HMS (NASDAQ: HMSY) is the nation’s leader in coordination of benefits and program integrity services for payors of healthcare services. HMS’s clients include health and human services programs in more than 40 states; commercial programs, including commercial plans, employers, and over 100 Medicaid managed care plans; the Centers for Medicare & Medicaid Services (CMS); and Veterans Administration facilities. As a result of the Company’s services, clients recover over $1 billion annually, and save billions of dollars more in erroneous payments.
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Use of Non-GAAP Financials
This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Adjusted EBITDA represents EBITDA adjusted for share-based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure. Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net income expense.
The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance. These non-GAAP financial measure are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.
Safe Harbor Statement
This Press Release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions. In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the development by competitors of new or superior services or products or the entry into the market of new competitors; all the risks inherent in the development, introduction, and implementation of new products and services; the loss of a major customer, customer dissatisfaction or early termination of customer contracts triggering significant costs or liabilities; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare industry which could simplify the reimbursement process and reduce the need for and price of our services; government regulatory, political and budgetary pressures that could affect the procurement practices and operations of healthcare organizations, reducing the demand for our services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse. A further description of risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in its reports on Forms 10-Q and 8-K , copies of which may be obtained from the Company’s website at www.hms.com under the “Investor Relations” tab. Any forward-looking statements made by us in this Press Release speak only as of the date of this Press Release. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(unaudited)

	Three months ended Dec. 31,		Year ended Dec. 31,
	2009	2008	2009	2008
Revenue	$66,317	$52,404	$229,237	$184,495

Cost of services:
Compensation	22,671	16,611	77,208	60,571
Data processing	3,604	2,977	13,717	10,999
Occupancy	3,108	2,793	10,877	10,079
Direct project costs	7,214	8,680	28,384	28,429
Other operating costs	4,190	2,861	14,019	10,831
Amortization of acquisition related software and intangibles	1,423	1,184	5,066	4,714

Total cost of services	42,210	35,106	149,271	125,623

Selling, general & administrative expenses	7,902	5,870	28,098	22,142

Total operating expenses	50,112	40,976	177,369	147,765
Operating income	16,205	11,428	51,868	36,730

Interest expense	(260)	(354)	(1,080)	(1,491)
Interest income	27	199	226	719

Income before income taxes	15,972	11,273	51,014	35,958
Income taxes	6,647	4,215	20,966	14,583

Net Income	$9,325	$7,058	$30,048	$21,375

Net income per common share:
Basic	$0.35	$0.28	$1.15	$0.85
Diluted	$0.33	$0.26	$1.09	$0.80

Weighted average shares:
Basic	26,577	25,292	26,110	25,048

Diluted	27,981	26,934	27,621	26,816

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(unaudited)

	December 31,	December 31,
	2009	2008
Assets
Current Assets:
Cash and cash equivalents	$64,863	$49,216
Accounts receivable, net of allowance of $614 and $664 at December 31, 2009 and 2008, respectively	64,750	45,155
Prepaid expenses and other current assets, including deferred tax assets of $804 and $1,697 at December 31, 2009 and 2008, respectively	10,828	5,541

Total current assets	140,441	99,912

Property and equipment, net	20,902	17,757
Goodwill, net	91,520	82,342
Deferred income taxes, net	—	2,040
Intangible assets, net	16,798	19,823
Other assets	983	639

Total assets	$270,644	$222,513

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable, accrued expenses and other liabilities	$26,474	$22,859
Current portion of long term-debt	—	6,300

Total current liabilities	26,474	29,159

Long-term liabilities:
Long-term debt	—	11,025
Other liabilities	5,877	3,967

Total long-term liabilities	5,877	14,992

Total liabilities	32,351	44,151

Shareholders’ Equity:
Preferred Stock — $. 01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock — $ .01 par value; 45,000,000 shares authorized;
28,533,406 shares issued and 26,870,560 shares outstanding at December 31, 2009;
27,174,875 shares issued and 25,512,029 shares outstanding at December 31, 2008;	285	272
Capital in excess of par value	175,795	146,145
Retained earnings	71,610	41,562
Treasury stock, at cost; 1,662,846 shares at December 31, 2009 and December 31, 2008	(9,397)	(9,397)
Accumulated other comprehensive loss	—	(220)

Total shareholders’ equity	238,293	178,362

Total liabilities and shareholders’ equity	$270,644	$222,513

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Years ended December 31, 2009 and 2008
(in Thousands)
(unaudited)

	Year ended December 31,
	2009	2008
Operating activities:
Net income	$30,048	$21,375
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of fixed assets	70	90
Depreciation and amortization	13,567	11,967
Share-based compensation expense	6,373	3,498
Decrease in deferred tax asset	3,259	32
Changes in assets and liabilities:
Increase in accounts receivable	(16,593)	(4,531)
Increase in prepaid expenses and other current assets	(6,101)	(504)
Decrease in other assets	(218)	(21)
Increase/(decrease) in accounts payable, accrued expenses and other liabilities	2,437	(1,037)

Net cash provided by operating activities	32,842	30,869

Investing activities:
Purchases of property and equipment	(8,979)	(5,988)
Acquisition of Verify Solutions	(7,500)	—
Acquisition of IntegriGuard	(5,024)	—
Acquisition of PrudentRx	—	(4,496)
Investment in capitalized software	(1,657)	(912)

Net cash used in investing activities	(23,160)	(11,396)

Financing activities:
Proceeds from exercise of stock options	10,067	4,226
Repayment of debt	(17,325)	(6,300)
Excess tax benefit from exercised stock options	13,223	10,542

Net cash provided by financing activities	5,965	8,468

Net increase in cash and cash equivalents	15,647	27,941

Cash and cash equivalents at beginning of year	49,216	21,275

Cash and cash equivalents at end of year	$64,863	$49,216

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$8,517	$3,823

Cash paid for interest	$734	$1,299

Supplemental disclosure of noncash investing activities:
Tenant improvement allowance	$1,011	$208

Accrued property and equipment purchases	$1,365	$1,898

HMS HOLDINGS CORP. AND SUBSIDIARIES
Reconciliation of net income to EBITDA and adjusted EBITDA
(In Thousands, Except Share and Per Share Amounts)
(unaudited)
As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and share-based compensation expense (adjusted EBITDA) was $21.4 million for the fourth quarter of 2009, an increase of 36.8% over the same period a year ago.

	Three Months Ended		Year Ended
	December 31,		December 31,
Reconciliation of net income to EBITDA and adjusted EBITDA	2009	2008	2009	2008
Net Income	$9,325	$7,058	$30,048	$21,375

Net interest expense	233	155	854	772
Income taxes	6,647	4,215	20,966	14,583
Depreciation and amortization, net of deferred financing costs, included in net interest expense	3,329	3,087	13,218	11,766

Earnings before interest, taxes, depreciation and amortization (EBITDA)	19,534	14,515	65,086	48,496
Share-based compensation expense	1,891	1,147	6,373	3,498

Adjusted EBITDA	$21,425	$15,662	$71,459	$51,994